                                                                   Exhibit 10.16


                           ZARING NATIONAL CORPORATION




                          -----------------------------


                                   $15,000,000


                                CREDIT AGREEMENT


                          dated as of February 23, 1998


                         ------------------------------





                               NATIONSBANK, N.A.,


                                    as Agent

SECTION 1    DEFINITIONS............................................................1
         1.1    Defined Terms.......................................................1
         1.2    Other Definitional Provisions......................................12

SECTION 2    AMOUNT AND TERMS OF COMMITMENTS.......................................13

         2.1    Commitments........................................................13
         2.2    Procedure for Borrowing............................................13
         2.3    Use of Proceeds of Loans...........................................14

SECTION 3    PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT;......................14

         3.1    Repayment of Loans; Evidence of Indebtedness.......................14
         3.2    Commitment Fee.....................................................15
         3.3    Agent's Fees.......................................................15
         3.4    Optional Prepayments...............................................15
         3.5    Optional Termination or Reduction of Commitments...................15
         3.6    Mandatory Reduction of Commitments and Prepayments.................16
         3.7    Application of Prepayments.........................................16
         3.8    Prepayment Premium.................................................16
         3.9    Conversion and Continuation Options................................17
         3.10   Minimum Amounts and Maximum Number of Tranches.....................18
         3.11   Interest Rates and Payment Dates...................................18
         3.12   Computation of Interest and Fees...................................18
         3.13   Inability to Determine Interest Rate...............................19
         3.14   Pro Rata Treatment and Payments....................................19
         3.15   Illegality.........................................................20
         3.16   Requirements of Law................................................21
         3.17   Taxes..............................................................22
         3.18   Indemnity..........................................................23
         3.19   Change of Lending Office...........................................24

SECTION 4   REPRESENTATIONS AND WARRANTIES.........................................24

         4.1    Financial Condition................................................24
         4.2    No Change..........................................................25
         4.3    Disclosure.........................................................25
         4.4    Corporate Existence; Compliance with Law...........................25
         4.5    Corporate Power, Authorization, Enforceable Obligations............25
         4.6    No Legal Bar.......................................................26
         4.7    No Material Litigation.............................................26
         4.8    No Default.........................................................26
         4.9    Ownership of Property; Liens.......................................26
         4.10   Intellectual Property..............................................26
         4.11   No Burdensome Restrictions.........................................26

         4.12   Taxes..............................................................26
         4.13   Federal Regulations................................................27
         4.14   ERISA..............................................................27
         4.15   Investment Company Act; Other Regulations..........................27
         4.16   Subsidiaries.......................................................28
         4.17   Environmental Matters..............................................28
         4.18   Solvency...........................................................29
         4.19   Note Pledge Agreement..............................................29

SECTION 5    CONDITIONS PRECEDENT..................................................29

         5.1    Conditions to Initial Extensions of Credit.........................29
         5.2    Conditions to Each Extension of Credit.............................31

SECTION 6    AFFIRMATIVE COVENANTS.................................................32

         6.1    Financial Statements...............................................32
         6.2    Certificates; Other Information....................................32
         6.3    Payment of Excess Proceeds.........................................33
         6.4    Payment of Obligations.............................................33
         6.5    Conduct of Business and Maintenance of Existence...................34
         6.6    Maintenance of Property; Insurance.................................34
         6.7    Inspection of Property; Books and Records; Discussions.............34
         6.8    Notices............................................................35
         6.9    Environmental Laws.................................................35
         6.10   Further Assurances; Additional Collateral..........................36
         6.11   Additional Subsidiaries............................................36

SECTION 7    NEGATIVE COVENANTS....................................................36

         7.1    Financial Condition Covenants......................................36
         7.2    Limitation on Indebtedness and Preferred Stock.....................37
         7.3    Limitation on Liens................................................37
         7.4    Limitation on Guarantee Obligations................................38
         7.5    Limitation on Fundamental Changes..................................38
         7.6    Limitation on Sale of Assets.......................................38
         7.7    Limitation on Dividends............................................38
         7.8    Limitation on Investments, Loans and Advances......................39
         7.9    Limitation on Transactions with Affiliates.........................39
         7.10   Limitations on Sales and Leasebacks................................39
         7.12   Limitation on Changes in Fiscal Year...............................39
         7.13   Limitation on Lines of Business....................................40

SECTION 8    EVENTS OF DEFAULT.....................................................40


SECTION 9    THE AGENT.............................................................42

         9.1    Appointment........................................................42
         9.2    Delegation of Duties...............................................42

         9.3    Exculpatory Provisions.............................................43
         9.4    Reliance by Agent..................................................43
         9.5    Notice of Default..................................................43
         9.6    Non-Reliance on Agent and Other Lenders............................44
         9.7    Indemnification....................................................44
         9.8    Agent in its Individual Capacity...................................45
         9.9    Successor Agent....................................................45

SECTION 10   MISCELLANEOUS.........................................................45

         10.1   Amendments and Waivers.............................................45
         10.2   Releases of Collateral Security and Guarantee Obligations..........46
         10.3   Notices............................................................46
         10.4   No Waiver; Cumulative Remedies.....................................47
         10.5   Survival of Representations and Warranties.........................48
         10.6   Payment of Expenses and Taxes......................................48
         10.7   Termination........................................................48
         10.8   Successors and Assigns; Participations and Assignments.............49
         10.9   Adjustments; Set-off...............................................51
         10.10  Counterparts.......................................................52
         10.11  Severability.......................................................52
         10.12  Integration........................................................52
         10.13  Governing Law......................................................52
         10.14  Submission To Jurisdiction; Waivers................................52
         10.15  Acknowledgments....................................................53
         10.16  Waivers of Jury Trial..............................................53

SCHEDULES
---------

Schedule I           Addresses for Notices
Schedule II          Commitments and Commitment Percentages
Schedule III         Subsidiaries
Schedule IV          Indebtedness
Schedule V           Liens
Schedule VI          Guarantees
Schedule VII         Existing Investments

EXHIBITS
--------

Exhibit  A           Form of Note
Exhibit  B-1         Form of HomeMax, Inc. Group
Exhibit  B-2         Form of Zaring Homes, Inc. Guarantee
Exhibit  C           Form of Note Pledge Agreement
Exhibit  D-1         Form of Notice of Borrowing (Drawings)
Exhibit  D-2         Form of Notice of Borrowing (Continuations)
Exhibit  D-3         Form of Notice of Borrowing (Conversions)
Exhibit  E           Form of Officer's Compliance Certificate
Exhibit  F           Form of Opinion of Frost & Jacobs, LLP.
Exhibit G            Form of Assignment and Acceptance

      CREDIT AGREEMENT, dated as of February 23, 1998, among:

(a)    Zaring National Corporation, (the "BORROWER");


(b) the banks and other financial institutions from time to time parties to this Agreement, (the "LENDERS"); and


(c) NATIONSBANK, N.A. as agent (in such capacity, the "AGENT") for the Lenders hereunder.


                                   WITNESSETH:
                                   -----------


                WHEREAS, the Borrower has requested that the Lenders make available to it credit facilities of up to $15,000,000.00 in the aggregate upon the terms, and subject to the conditions, set forth herein to provide financing for the ongoing working capital and for the other general corporate purposes of the Borrower's wholly-owned subsidiary, HomeMax, Inc.;


                WHEREAS, the Agent and the Lenders are willing to provide such financing to the Borrower only upon the terms and subject to the conditions set forth herein;


                NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1  DEFINITIONS

      1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:


      "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that the Agent is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (ii) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Effective Rate, respectively.


      "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

      "ACQUIRED LAND PARCEL": any interests in real properties and improvements thereon acquired by HomeMax or any of its Subsidiaries under the HM Facility.

         "AGENT": as defined in the preamble to this Agreement.

         "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.


      "AGGREGATE OUTSTANDING EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the aggregate principal amount of all Loans made by such Lender then outstanding.

      "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.


      "APPLICABLE MARGIN": for each Type of Loan outstanding, the rate per annum set forth below:


                  ABR                       Eurodollar Rate
                  ----                      ---------------
                  125%                           1.75%


      "ASSIGNEE": as defined in subsection 10.8(c).


      "AVAILABLE COMMITMENT": as to any Lender, at any time an amount equal to the excess, if any, of (a) the lesser of (i) the Commitment of such Lender or
(ii) the amount of the HM Note then outstanding minus (b) the Aggregate Outstanding Extensions of Credit of such Lender.


      "BANK DEFAULT": means (i) the refusal (which has not been retracted) of a Lender to make available an amount equal to its Lender's Commitment Percentage of any borrowing or (ii) a Lender having notified the Agent and or the Borrower that such Lender does not intend to comply with the obligations under subsection
2.1 in the case of either (i) or (ii) above including as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.


      "BUSINESS": as defined in subsection 4.17(b).


      "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close; PROVIDED that, with respect to matters relating to Eurodollar Loans, the term "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or London, England, are authorized or required by law to close.


      "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $100,000,000, (c) repurchase obligations of any Lender or of any commercial bank or investment bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued or fully guaranteed or insured by the United States Government or any agency thereof, (d) commercial paper issued in the United States which is rated at least A-1 by S&P or P-1 by Moody's, (e) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or
(g) shares of money market mutual or similar funds which invest substantially exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.


         "CHANGE IN CONTROL": any transaction or group of transactions after which (i) Allen G. Zaring, III (together with his executors, administrators or heirs in the event of his death) shall directly or indirectly own less than twenty-five percent (25%) of Borrower's issued and outstanding common stock, or
(ii) another Person has acquired beneficial ownership of Borrower's issued and outstanding common stock in an amount greater than the amount owned directly or indirectly in the aggregate by Allen G. Zaring, III (together with his executors, administrators or heirs in the event of his death).


         "CLOSING DATE": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied.


         "CODE": the Internal Revenue Code of 1986, as amended from time to time.


         "COLLATERAL": as defined in the Note Pledge Agreement.


         "COMMITMENT": as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on
SCHEDULE II; as the same may be reduced from time to time pursuant to subsections 3.4, 3.5 and 3.6; as to all Lenders collectively, the "COMMITMENTS."


         "COMMITMENT FEE": a fee of 0.25% of the average daily unused portion of the Facility from the Closing Date until the Maturity Date.


         "COMMITMENT PERCENTAGE": as to any Lender at any date, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the Aggregate Outstanding

Extensions of Credit of such Lender then constitutes of the Aggregate Outstanding Extensions of Credit of all Lenders).


         "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Maturity Date or such earlier date on which the Commitments shall terminate as provided herein.


         "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.


         "CONSOLIDATED FIXED CHARGES": for any fiscal period, the sum (without duplication) of the following determined on a consolidated basis: (a) the amount of interest expense of the Borrower and its Subsidiaries both expensed and capitalized for such period, (b) required cash amortization of Indebtedness for such period and discount or premium related to any such Indebtedness for such period, whether expensed or capitalized and (c) the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to leases of real and personal property.


         "CONSOLIDATED NET INCOME" or "CONSOLIDATED NET LOSS": for any fiscal period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of the Borrower and its Subsidiaries for such fiscal period.


         "CONSOLIDATED NET WORTH": for any fiscal period, the sum of (a) Capital Stock and additional paid-in capital plus (b) retained earnings (or minus accumulated deficits) of the Borrower and its Subsidiaries determined on a consolidated basis.


         "CONSOLIDATED TANGIBLE NET WORTH": for any fiscal period, the sum of
(a) Consolidated Net Worth MINUS (b) any amounts which would be considered intangible assets on a consolidated balance sheet of the Borrower and its Subsidiaries (including without limitation, copyrights, patents, trademarks, contract rights, development costs and goodwill).


         "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.


         "DEBT": of any Person, at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),
(c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, and (d) all Debt of the types referred to in clauses (a) through (c) above which is guaranteed directly or indirectly by such Person.

         "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.


         "DEFAULTING LENDER": any Lender with respect to which a Bank Default is in effect.


         "DOLLARS" and "$": dollars in lawful currency of the United States of America.


         "EBITDA": for any fiscal period for any Person, the Consolidated Net Income or Consolidated Net Loss, as the case may be, for such fiscal period, after excluding therefrom the amount of extraordinary gain and restoring thereto
(a) depreciation and amortization, (b) the amount of interest expense of such Person, determined on a consolidated basis, for such period on the aggregate principal amount of their consolidated Indebtedness and any fees (including commitment and administrative fees) with respect to such Indebtedness, (c) the amount of tax expense of such Person, determined on a consolidated basis for such period and (d) the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis for such period, with respect to leases of real and personal property.

         "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment (including protection of human health from environmental hazards), as now or may at any time hereafter be in effect.


         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.


         "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal or fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.


         "EURODOLLAR BASE RATE": the rate per annum determined by the Agent to be the average of the respective rates per annum posted by each of the principal London office of banks posting rates as displayed on the Telerate screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in US dollars at approximately 11:00 A.M. (London Time) two (2) Business Days prior to the beginning of the relevant Interest Period, as specified in the Notice of Borrowing (and rounded, if necessary, upward to the next whole multiple of 1/16 of 1%); PROVIDED that, to the extent an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Agent to be the average (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by such other major banks in the London interbank market in London, England at approximately 11:00 A.M. (London time) on the date which is two (2) Business Days prior to the beginning of such Interest Period.


         "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.


         "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%).


                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements


         "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.


         "FACILITY": as provided for in Section 2 hereof.


         "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.


         "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.


         "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.


         "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


         "GUARANTEE": a HomeMax Guarantee, a Zaring Homes Guarantee and each other guarantee from time to time made in favor of the Agent to secure all or any part of the obligations of the Borrower hereunder as amended, supplemented or otherwise modified from time to time; collectively, the "GUARANTEES".

         "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of the guaranteeing person or another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person incurred for the purpose of providing credit support, whether or not contingent, including, without limiting the generality of the foregoing, any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any form of assurance against loss, except endorsement of negotiable instruments or other instruments for deposit or collection in the ordinary course of business.


         "GUARANTOR": any Person delivering a Guarantee.


         "HM FACILITY": the $12,000,000 credit facility described in the Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time the "HM CREDIT AGREEMENT") by and among HomeMax, Inc., as borrower, the Lenders from time to time party thereto and Nationsbank, N.A. as agent for such lenders.


         "HM NOTE": the promissory note evidencing an amount payable from HomeMax to the Borrower, from time to time, with respect to any intercompany loans made by the Borrower to HomeMax which use all or a portion of the proceeds of this Facility, in form and substance satisfactory to the Agent as the same may be amended, supplemented or otherwise modified from time to time.


         "HOMEMAX" HomeMax, Inc., an Ohio corporation and a Subsidiary of the Borrower.


         "HOMEMAX GUARANTEE": each guarantee to be executed and delivered by HomeMax and its Subsidiaries in the form of EXHIBIT B-1, as the same may be amended, supplemented or otherwise modified from time to time.


         "INDEBTEDNESS": of any Person, at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of letters of credit and acceptances and letters of credit issued or created for the account of such Person (including without limitation all issued and outstanding letters of credit), (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (g) all obligations of such Person in respect of surety and appeal bonds, performance bonds and other obligations of a like nature and (h) all Indebtedness of the types referred to in clauses (a) through
(g) above which is guaranteed directly or indirectly by such Person.

         "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.


         "INSOLVENT": pertaining to a condition of Insolvency.


         "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last Business Day of each calendar month, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period of four months, the day which is three months (or a whole multiple thereof) after the first day of such Interest Period and the last day of such Interest Period.


         "INTEREST PERIOD": with respect to any Eurodollar Loan: (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or four months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or four months thereafter, as selected by the Borrower in a Notice of Borrowing delivered to the Lender by 10:00 A.M., Charlotte, North Carolina time, not less than three
(3) Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date;

                  (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).


         "LOANS": as defined in subsection 2.1.

         "LOAN DOCUMENTS": this Agreement, the Notes, the Note Pledge Agreement, the Guarantees and any other instruments, certificates, agreements or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be amended, supplemented or otherwise modified from time to time.


         "LOAN PARTIES": the Borrower, HomeMax and its Subsidiaries and Zaring Homes and with respect to Section 8, the Subsidiaries of Zaring Homes.


         "MAJORITY LENDERS": at any time Lenders having Commitments (or if Commitments have terminated, Aggregate Outstanding Extensions of Credit) which aggregate more than 51% of the sum of the amount of the Commitments of the Non-Defaulting Lenders (or Aggregate Outstanding Extensions of Credit of the Non-Defaulting Lenders as the case may be) then in effect, provided that Majority Lenders shall in no way consist of less than two (2) Lenders.


         "MATERIAL ADVERSE AMOUNT": an amount payable by the Borrower and/or its Subsidiaries in excess of $100,000 for remedial costs, non-routine compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.


         "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this or any of the other Loan Documents or (c) the rights or remedies of the Agent or the Lenders hereunder or under any of the other Loan Documents.


         "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.


         "MATURITY DATE": March 1, 2000.


         "MOODY'S": Moody's Investors Service, Inc.


         "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.


         "NON-DEFAULTING LENDER": any Lender other than a Defaulting Lender.


         "NON-EXCLUDED TAXES": as defined in subsection 3.17(a).


         "NOTE": as defined in subsection 3.1(e).


         "NOTE PLEDGE AGREEMENT": the Note Pledge Agreement to be executed and delivered by a duly authorized officer of the Borrower, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.


         "NOTICE OF BORROWING": means (a) with respect to a request for a borrowing hereunder, a request in the form of EXHIBIT D-1 hereto, (b) with respect to a request for continuation of a

Eurodollar Loan hereunder, a request in the form of EXHIBIT D-2 hereto, (c) with respect to a request for conversion of or to a Eurodollar Loan hereunder, a request in the form of EXHIBIT D-3 hereto, each as delivered to the Agent by a Responsible Officer of the Borrower.


         "PARTICIPANTS": as defined in subsection 10.8(b).


         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.


         "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other legal entity.


         "PLAN": at a particular time, any employee benefit plan or other plan established, maintained or contributed to by the Borrower or a Commonly Controlled Entity that is covered by Title IV of ERISA.


         "PRIME RATE": the rate of interest per annum publicly announced from time to time by the Agent at its principal office as its prime rate on a particular day in effect for domestic (United States) commercial loans; such rate is not necessarily intended to be the lowest rate of interest charged by the Lenders in connection with extensions of credit. Each change in the Prime Rate shall be effective on the date such change is publicly announced.


         "PROCEEDS": with respect to any Proceeds Event, the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by the Borrower or any other Loan Party in connection with such Proceeds Event.


         "PROCEEDS EVENT": (a) the issuance or sale of any equity securities by the Borrower or any of the other Loan Parties to any Person, other than (i) the issuance or sale of any equity securities to the Borrower by any of the other Loan Parties, (ii) the issuance of Capital Stock upon the sale or exercise of stock options, (iii) the issuance and sale of Capital Stock under employee stock purchase plans, (iv) the issuance and sale of Capital Stock and/or stock options under employee stock ownership and incentive plans and similar programs or individual arrangements;


         (b) the sale, transfer or other disposition by the Borrower or any of the other Loan Parties of any real or personal, tangible or intangible, property (other than inventory sold, transferred or otherwise disposed of in the ordinary course of business) of the Borrower or such Loan Party to any Person (other than to the Borrower or any of the other Loan Parties);


         (c) the sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any Capital Stock of the Borrower or such Subsidiary to any Person (other than to the Borrower or any of the other Loan Parties); and


         (d) the whole or partial prepayment or payment by HomeMax or its Subsidiaries to the Borrower with respect to the HM Note.

         "PROPERTIES": as defined in subsection 4.17(a).


         "REGULATION G": Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.


         "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.


         "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.


         "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .22, .25, .27 or .28 of PBGC Reg. ss.4043.


         "REQUIREMENT OF LAW": as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.


         "RESPONSIBLE OFFICER": the chief executive officer, the president, an executive vice president, the chief financial officer or the treasurer of the Borrower.


         "RESTRICTED PAYMENTS": as defined in subsection 7.7.


         "S&P": Standard and Poor's Ratings Group, a division of McGraw Hill Companies Inc.


         "SEC": means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.


          "SECURED OBLIGATIONS": shall be the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), of the Borrower to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes and the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document).

         "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.


         "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.


         "TRANCHE": the collective reference to Eurodollar Loans having then current Interest Periods which began on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).


         "TRANSFEREE": as defined in subsection 10.8(f).


         "TYPE": as to any Loan, as the context requires, its nature as (i) a Eurodollar Loan or (ii) an ABR Loan.


         "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.


         "ZARING HOMES": Zaring Homes, Inc., an Ohio corporation and a wholly-owned Subsidiary of the Borrower.


         "ZARING HOMES GUARANTEE": the guarantee to be executed and delivered by Zaring Homes, substantially in the form of EXHIBIT B-2, as the same may be amended, supplemented or otherwise modified from time to time.


         "ZH FACILITY": the $87,500,000 credit facilities described in the amended and restated credit agreement (as amended, supplemented or otherwise modified from time to time, the "ZH CREDIT AGREEMENT") by and among Zaring Homes, Inc., and Zaring Holdings, Inc. as borrowers, Hearthside Homes, LLC, Zaring National Corporation, Zaring Homes of Indiana L.L.C. and Zaring Homes Kentucky, LLC., as guarantors, the banks from time to time party thereto and PNC Bank National Association, as agent for the banks and NationsBank, N.A. and The First National Bank of Chicago, as co-agents.



1.2    OTHER DEFINITIONAL PROVISIONS


         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

         (b) Unless otherwise specified herein, all accounting terms used herein (and in any other Loan Document and any certificate or other document made or delivered pursuant hereto or thereto) shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

         (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


SECTION 2  AMOUNT AND TERMS OF COMMITMENTS



2.1    COMMITMENTS


         (a) Subject to the terms and conditions hereof, each Lender severally agrees to make loans ("LOANS") immediately available to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed such Lender's Commitment PROVIDED, that no additional loan will exceed the Available Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.2 and 3.9, PROVIDED that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date.


         2.2 PROCEDURE FOR BORROWING. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, PROVIDED that the Borrower shall deliver to the Agent the Borrower's irrevocable Notice of Borrowing which notice must be in writing or by telephone promptly confirmed in writing prior to 11:00 A.M., Charlotte, North Carolina time,

(a) three (3) Business Days prior to the requested borrowing date, if all or any part of the requested Loans are to be initially Eurodollar Loans or (b) on the day of the requested borrowing date, otherwise. Upon receipt of any such Notice of Borrowing from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 10.3 prior to 1:00 P.M., Charlotte, North Carolina time on the borrowing date, in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent transferring to an account (which shall be maintained for such purpose by the Agent) with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.


        2.3 USE OF PROCEEDS OF LOANS. The proceeds of the Loans shall be utilized by the Borrower to provide financing for HomeMax for (a) working capital and (b) other general corporate needs.


SECTION 3     PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT;
              FEES AND PAYMENTS



3.1  REPAYMENT OF LOANS; EVIDENCE OF INDEBTEDNESS


         (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each applicable Lender the then unpaid principal amount of each Loan on the Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.11.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to the Lender resulting from each loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Agent shall maintain the Register pursuant to subsection 10.8(d) and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lenders hereunder and (iii) the amount and date of any sum received by the Agent hereunder from the Borrower.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 10.8(d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by the Lenders in accordance with the terms of this Agreement.

         (e) The Borrower agrees that, upon request of any Lender through the Agent, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of EXHIBIT A with appropriate insertions as to date and principal amount (a "NOTE").


         3.2 COMMITMENT FEE


         (a) The Borrower agrees to pay the Commitment Fee.

         (b) Such Commitment Fee shall be calculated on the basis of a 365- or a 366-day year, as the case may be.

         (c) Such Commitment Fee shall be payable quarterly, in arrears, on the last Business Day of each December, March, June and September and the Maturity Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.


         3.3 AGENT'S FEES. The Borrower agrees to pay to the Agent, for its own account, such fees as may be agreed from time to time between the Borrower and the Agent, when and as due.


         3.4 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three (3) Business Days' (or, in the case of prepayments of ABR Loans, one
(1) Business Day's) notice to the Agent (which notice must be received by the Agent prior to 11:00 A.M., Charlotte, North Carolina time, on the date upon which such notice is due and shall be irrevocable except in connection with prepayments that are contingent on sales of assets to the extent of such contingency), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given and not withdrawn prior to the date upon which payment is made, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 3.18 and, except in the case of prepayments of Loans that are ABR Loans, accrued interest to such date on the amount prepaid. Partial prepayments, in the case of Loans that are ABR Loans, shall be in an aggregate principal amount of $500,000, or a whole multiple in excess thereof. Partial prepayments in the case of Loans that are Eurodollar Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of in excess thereof.


         3.5 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower shall have the right, upon not less than three (3) Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; PROVIDED that (i) no such termination shall be permitted with respect to the Commitments until after the termination of the HM Facility pursuant to the terms and conditions of the HM Credit Agreement and (ii) no such termination or reduction shall be permitted with respect to the Commitments (A) to the extent that after giving effect thereto and to any repayments or prepayments of the Loans made on the effective date thereof, the aggregate principal amount of the Loans then outstanding would exceed the Commitments then in effect and (B) after the date that is three
(3) Business Days prior to the Commitment Termination Date. Any such reduction shall be in an amount equal to $500,000 or a whole multiple in excess thereof and shall reduce permanently the affected Commitments then in effect.

         3.6 MANDATORY REDUCTION OF COMMITMENTS AND PREPAYMENTS


         (a) If at any time the Aggregate Outstanding Extensions of credit exceed the Available Commitment, the Borrower shall immediately repay the Loans, such repayment to be in an aggregate amount equal to such excess.

         (b) The Borrower shall, as promptly as is practicable (and, in any event, within one (1) Business Day following the receipt thereof), repay the Loans and permanently reduce the Commitments by the amount equal to the aggregate amount of Proceeds received from any Proceeds Event; PROVIDED that no reduction in the Commitments shall be required pursuant to this subsection 3.6(b) with respect to any Proceeds Event on account of the payment or prepayment of the HM Note (as described in paragraph (d) of the definition of Proceeds Event) and PROVIDED further that no such repayment and reduction shall be due pursuant to this subsection 3.6(b) with respect to any Proceeds Event on account of:

                  (i) the sale or other disposition of obsolete, inoperative, surplus or worn out real or personal, tangible or intangible, property (including without limitation, any property which is no longer used or useful in the business of the Borrower or its Subsidiaries) in the ordinary course of business and for fair market value; or

                  (ii) the sale, transfer or other disposition by the Borrower or any other Loan Party of any real or personal, tangible or intangible, property of the Borrower and or any other Loan Party, to the extent that the Proceeds from such sale, transfer or other disposition (in the aggregate with the Proceeds from all other sales, transfers and other dispositions occurring during the fiscal year in which such sale, transfer or other disposition occurred other than those described in paragraph (i)) is less than $500,000.


         3.7 APPLICATION OF PREPAYMENTS


         (a) Any payments of the Loans and reductions of the Commitments made pursuant to subsections 3.4, 3.5 or 3.6 shall be applied FIRST, to the prepayment of ABR Loans and SECOND, to the prepayment of Eurodollar Loans.

         (b) Any payments of the Loans and reductions of the Commitments made pursuant to subsections 3.4, 3.5 or 3.6 shall not be applied to the prepayment of the Loans of a Defaulting Lender at any time under the Facility when the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Loans then outstanding.



         3.8 PREPAYMENT PREMIUM

         (a) If, on or before the Maturity Date, the Borrower prepays any portion of the Loans with the proceeds of a loan from a lender other than the Lenders hereto under the terms of this Agreement, the Borrower shall pay to the Lender, on or before the date of such prepayment, a prepayment premium of 1% on any outstanding obligations so repaid.

         (b) Anything contained herein to the contrary notwithstanding (including without limitation paragraph (a) of this subsection 3.8), the Borrower shall not be required to pay the foregoing prepayment premium if such prepayment (as described in this subsection 3.8) is made because of increased costs to the Borrower because of any of the events described in subsection 3.16; PROVIDED that, prior to the date of such prepayment a Responsible Officer of the Borrower shall provide the Agent with the reason for such prepayment in reasonable form and detail.


         3.9 CONVERSION AND CONTINUATION OPTIONS


         (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by delivering to the Agent an irrevocable Notice of Borrowing by 11:00 A.M., Charlotte, North Carolina time, on the requested date of conversion; PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by delivering to the Agent an irrevocable Notice of Borrowing by 11:00 A.M., Charlotte, North Carolina time, at least three (3) Business Days prior to the requested conversion date. Any such Notice of Borrowing with respect to a conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Borrowing the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Agent has or the Majority Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Maturity Date. Any ABR Loan not converted to a Eurodollar Loan hereunder shall continue as an ABR Loan.

         (b) Any Eurodollar Loans may be continued as Eurodollar Loans of the same Type upon the expiration of the then current Interest Period with respect thereto by the Borrower delivering to the Agent an irrevocable Notice of Borrowing, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next INTEREST PERIOD to be applicable to such Loans, PROVIDED that:

                  (i) no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Agent has or the Majority Lenders have determined that such a continuation is not appropriate;

                  (ii) no Loan may be continued as such after the date that is one month prior to the Maturity Date;

and PROVIDED, FURTHER, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such Notice of Borrowing the Agent shall promptly notify each Lender thereof.


         3.10 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES


         (a) All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $250,000 in excess thereof. In no event shall there be more than six (6) Tranches of Eurodollar Loans outstanding at any time.

         (b) All borrowings and repayments of ABR Loans hereunder shall be in such amounts so that, after giving effect thereto, the aggregate principal amount of the ABR Loans shall be equal to $500,000 or a whole multiple of $250,000 in excess thereof.


         3.11 INTEREST RATES AND PAYMENT DATES


         (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

         (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin in effect for such day.

         (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 3.11 plus 2% or (y) in the case of any such overdue interest or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest or other amount is paid in full (as well after as before judgment).

         (d) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall accrue from and including the date such Loan is made or continued to be made but excluding the date of repayment thereof, PROVIDED that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

         (e) Notwithstanding anything to the contrary contained herein, in no event shall the Borrower be obligated to pay interest in excess of the maximum amount which is chargeable under applicable law.


         3.12 COMPUTATION OF INTEREST AND FEES

         (a) The Commitment Fee shall be calculated in accordance with subsection 3.2. Interest whenever it is calculated on the basis of the ABR, interest shall be calculated on the basis of a 365- (or 366, as the case may be) day year for the actual days elapsed; and otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of the Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.

         (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 3.11(a).


         3.13 INABILITY TO DETERMINE INTEREST RATE


         (a) If prior to the first day of any Interest Period pertaining to Eurodollar Loans:


                  (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower in the absence of manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (ii) the Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period;

The Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as possible thereafter. If such notice is given, (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (iii) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.



         3.14 PRO RATA TREATMENT AND PAYMENTS


         (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any Commitment Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective relevant Commitment Percentages of the Lenders holding obligations in respect of which such amounts were paid. Each payment (including each prepayment) by the Borrower on account of principal of and

(subject to the provisions of subsections 3.4, 3.6, 3.7 and 3.8) interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. Except as otherwise set forth herein, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 2:00 P.M., Charlotte, North Carolina time, on the due date thereof to the Agent, for the account of the applicable Lenders, at the Agent's office specified in subsection 10.3, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         (b) All such payments shall be applied FIRST to accrued and unpaid fees and expenses payable hereunder, SECOND to accrued and unpaid interest on the applicable Loan and THIRD, in accordance with subsection 3.7(a), to reduce the outstanding principal balance of such Loan.


         (c) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the borrowing date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender shall, to the extent permitted by applicable law, be prima facie evidence of the amounts owing under this subsection 3.14. If such Lender's relevant Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three (3) Business Days of such borrowing date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.


         3.15 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case after the Closing Date, shall make it unlawful for any Lender to make or maintain Eurodollar Loans, as the case may be, as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such or convert ABR Loans to Eurodollar Loans, as the case may be, shall forthwith be suspended to the extent unlawful and (b) to the extent unlawful the Lenders' Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.18.

         3.16 REQUIREMENTS OF LAW


         (a) If the adoption of or any change in any applicable Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority charged with the interpretation or administration thereof made subsequent to the date hereof:


                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection
         3.17 and changes in the rate of net income taxes or franchise taxes (imposed in lieu of net income taxes) of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into (with respect to Eurodollar Loans), continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.


         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law, if compliance therewith is a customary banking practice) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 3.16, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate submitted by such Lender to the Borrower (with a copy to the Agent) shall, to the extent permitted by applicable law, be prima facie evidence of any additional amounts payable pursuant to this subsection
3.16 conclusive in the absence of manifest error. The agreements in this subsection 3.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.


         3.17 TAXES


         (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental increased taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection 3.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Borrower and the Agent (A) two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                  (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 10.8 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 3.17, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.


         (c) If any Lender shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Non-Excluded Taxes actually paid to or on behalf of such Lender by the Borrower (a "TAX CREDIT"), such Lender shall promptly notify the Borrower of such Tax Credit. If such Tax Credit is received by such Lender in the form of cash, such Lender shall promptly pay to the Borrower the amount so received with respect to the Tax Credit. If such Tax Credit is not received by such Lender in the form of cash, such Lender shall pay the amount of such Tax Credit not later than the time prescribed by applicable Law for filing the return (including extensions of time) for such Lender's taxable period which includes the period in which such Lender receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by a Lender to the Borrower pursuant to this clause (c) shall not exceed the actual amount of cash refunded to, or credits received and usable (in accordance with the actual practices then in use by such Lender) by, such Lender from a taxing authority. In determining the amount of any Tax Credit, a Lender may use such apportionment and attribution rules as such Lender customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. The Borrower further agrees promptly to return to a Lender the amount paid to the Borrower with respect to a Tax Credit by such Lender if such Lender is required to repay, or is determined to be ineligible for, a Tax Credit for such amount. Notwithstanding anything to the contrary contained herein, the Borrower hereby acknowledges and agrees that (i) neither the Agent nor any Lender shall be obligated to provide the Borrower with details of the tax position of the Agent or such Lender (as the case may be) and (ii) the Borrower shall have no right to inspect any records (including tax returns) of the Agent or such Lender (as the case may be).



         3.18 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) failure by the Borrower to make a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement; (b) failure by the Borrower to make any prepayment after the

Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) with respect to Eurodollar Loans, the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.


         3.19 CHANGE OF LENDING OFFICE. Each Lender agrees that if it makes any demand for payment under subsection 3.16 or 3.17(a), or if any adoption or change of the type described in subsection 3.15 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its good faith discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 3.16 or 3.17(a), or would eliminate or reduce the effect of any adoption or change described in subsection 3.15.



SECTION 4 REPRESENTATIONS AND WARRANTIES


         To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that:



         4.1 FINANCIAL CONDITION. The consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at September 30, 1997 and the related consolidated statements of income and cash flows for the fiscal period ended on such date, copies of which have heretofore been furnished to the Agent, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date and the consolidated results of their operations and their consolidated cash flows for the fiscal period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, (a) any material Guarantee Obligation, except for Guarantee Obligations in existence as of the date hereof and listed on Schedule VI, (b) any contingent liability or liability for taxes or (c) any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except to the extent permitted under this Agreement or as disclosed to the Agent prior to the date hereof, or as otherwise separately disclosed to the Agent in writing prior to the date hereof, there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at September 30, 1997 during the period from September 30, 1997 to and including the date hereof.


         4.2 NO CHANGE. Since September 30, 1997 there has been no development or event which has had a Material Adverse Effect.


         4.3 DISCLOSURE. No information, schedule, exhibit or report or other document furnished by the Borrower or any of its Subsidiaries to the Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (or pursuant to the terms hereof or thereof), as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading.


         4.4 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.


         4.5 CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


         4.6 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.


         4.7 NO MATERIAL LITIGATION No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.


         4.8 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.


         4.9 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, which is material to the operations of the business of, the Borrower and its Subsidiaries, taken as a whole and none of such property is subject to any Lien except as permitted by subsection 7.3.


         4.10 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those for which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. To the best knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.


         4.11 NO BURDENSOME RESTRICTIONS. No Requirement of Law applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.


         4.12 TAXES. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, other than Liens permitted by subsection 7.3, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.


         4.13 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used in any manner which would violate, or result in the violation of, Regulation D, Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.


         4.14 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $100,000.


         4.15 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness under this Agreement or other Loan Documents.

         4.16 SUBSIDIARIES. SCHEDULE III hereto sets forth all of the Subsidiaries of the Borrower at the date hereof, together with the ownership and jurisdiction of incorporation of each.


         4.17 ENVIRONMENTAL MATTERS


         (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except insofar as such violation or liability or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount;

         (b) the Properties and all operations at the Properties are in compliance in all respects with all applicable Environmental Laws, and there is no contamination at or under (or, to the knowledge of the Borrower, about) the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") except insofar as such violation or failure to be in compliance or contamination, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount;

         (c) neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Adverse Amount;

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount;

                  (i) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower, any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law which are binding upon Borrower or any of its Subsidiaries with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount; and

                  (ii) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a payment of a Material Adverse Amount.


         4.18 SOLVENCY. The aggregate value of all of the tangible and intangible assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, exceeds the total liabilities of the Borrower and its Subsidiaries on a consolidated basis (including contingent, subordinated, unmatured and unliquidated liabilities). The Borrower and its Subsidiaries have the ability to pay their respective debts as they mature and do not have unreasonably small capital with which to conduct their respective businesses. For purposes of this subsection 4.18, the "fair valuation" of such assets is the price at which the assets would change hands between a willing buyer and a willing seller, both being adequately informed of the relevant facts, and neither being under any compulsion to buy or to sell.



         4.19 NOTE PLEDGE AGREEMENT


         (a) The Note Pledge Agreement constitutes a legal, valid, binding and enforceable obligation of each of the Loan Parties thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

         (b) Upon delivery to the Agent of the HM Note, the security interest granted in the Collateral pursuant to the Note Pledge Agreement will constitute a valid, perfected first priority security interest of such Collateral, enforceable as such against all creditors of the assignor and any Persons purporting to obtain such Collateral, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         4.20 GUARANTEES. The provisions of each Guarantee are effective to create a legal, valid, binding and enforceable guarantee of the obligations described therein, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.



         SECTION 5 CONDITIONS PRECEDENT


         5.1 CONDITIONS TO INITIAL EXTENSIONS OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

         (a) LOAN DOCUMENTS. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Notes (to the extent so requested by any Lender), executed and delivered by a duly authorized officer of the Borrower, (iii) each HomeMax Guarantee, executed and delivered by a duly authorized officer of the party thereto, (iv) the Zaring Homes Guarantee, executed and delivered by a duly authorized officer of Zaring Homes and (iv) the Note Pledge Agreement, executed and delivered by a duly authorized representative of each party thereto.

         (b) AGREEMENTS. The Agent shall have received true and correct copies, certified as to authenticity by the Borrower, of such documents or instruments as may be reasonably requested by the Agent.


         (c) CLOSING CERTIFICATE OF BORROWER. The Agent shall have received a certificate of the President or any Vice President and the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date, (i) attaching the Charter and By-Laws of the Borrower, (ii) attaching the resolutions of the Board of Directors of the Borrower with respect to the transactions contemplated hereby, (iii) certifying that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate and (iv) certifying as to the incumbency and signature of the officers of the Borrower executing any Loan Document; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Agent.

         (d) CLOSING CERTIFICATE OF LOAN PARTIES. The Agent shall have received a certificate of the President or any Vice President and the Secretary or an Assistant Secretary of each Loan Party (other than the Borrower), dated the Closing Date, (i) attaching the Charter and By-Laws of such Loan Party, (ii) attaching the resolutions of the Board of Directors of such Loan Party with respect to the transactions contemplated hereby to which it is a party, (iii) certifying that the such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate and (iv) certifying as to the incumbency and signature of the officers of such Loan Party executing any Loan Document; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Agent.

         (e) CORPORATE STRUCTURE. The Agent shall be satisfied with the corporate and legal structure and capitalization of the Loan Parties, including the terms and conditions of the charter, bylaws and each class of Capital Stock of the Loan Parties and of each agreement or instrument relating to such structure or capitalization.

         (f) FEES. The Borrower shall have paid the accrued fees and expenses owing hereunder or in connection herewith (including, without limitation, accrued fees and disbursements of counsel to the Agent), to the extent that such fees and expenses have been presented for payment a reasonable time prior to the Closing Date.

         (g) LEGAL OPINION. The Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Frost & Jacobs, LLP., counsel to the Borrower and the other Loan parties, substantially in the form of EXHIBIT F. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

         (h) HM NOTE. The Agent shall have received, for the benefit of the Lenders, the HM Note endorsed in blank.

         (i) ACTIONS TO PERFECT LIENS. The Agent shall have received such duly executed financing statements on form UCC-1 as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens created by the Note Pledge Agreement.


         (j) LIEN SEARCHES. The Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be reasonably satisfactory to the Agent.


         (k) REVIEW OF OPERATIONS. The Agent shall have completed a review of the operations of the Loan Parties (including, without limitation, an on-site review of the financial statements, financial reporting and computer systems and inventory, receivables, and equipment by the Agent), each in scope, and with results, satisfactory to the Agent; without limiting the generality of the foregoing, the Agent shall have been given such access to the management, records, books of account, schedules, projections, contracts and properties of each Loan Party as it shall have requested.


         (l) INSURANCE. The Agent shall have received evidence in form and substance satisfactory to the Agent of the existence of the insurance required under subsection 6.6.


         (m) BUSINESS PLAN AND PROJECTIONS. The Agent shall have received a business plan with projections in scope and form satisfactory to the Agent.


         (n) ZH FACILITY. The Agent shall have received evidence in form and substance satisfactory to the Agent of the amendment of the ZH Credit Agreement to the satisfaction of the Agent in its sole discretion.


         (o) ADDITIONAL ITEMS. The Agent shall have received such other opinions or documents as the Agent or the Majority Lenders through the Agent may reasonably request.


         5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit ) is subject to the satisfaction of the following conditions precedent:


         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

         (c) ADDITIONAL ITEMS. The Agent shall have received such other approvals, opinions or documents as the Agent or the Majority Lenders through the Agent may reasonably request.

         Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the applicable conditions contained in this subsection 5.2 have been satisfied.



SECTION 6 AFFIRMATIVE COVENANTS


         The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information and reports and notices) shall cause each of its Subsidiaries to:



         6.1 FINANCIAL STATEMENTS. Furnish to the Agent and to each Lender:


         (a) as soon as available, but in any event within one hundred twenty
(120) days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

         (b) as soon as available, but in any event not later than forty-five
(45) days after the end of each fiscal quarter of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the Borrower's fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).



         6.2 CERTIFICATES; OTHER INFORMATION Furnish to the Agent and to each
Lender:


         (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating whether in the course of conducting its annual audit they became aware of any Default or Event of Default pertaining to accounting matters and, if so, the nature of such Default or Event of Default;

         (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate of a Responsible Officer substantially in the form of Exhibit E hereto (i) stating that, to the best of such Officer's knowledge, during such period (A) no Subsidiary has been formed or acquired without complying with this Agreement and the requirements of subsection 6.11 with respect thereto, (B) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement with respect thereto, (C) no Acquired Land Parcel contains Materials of Environmental Concern and (D) the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth the computations used by the Borrower in determining (as of the end of such fiscal period) compliance with the covenants contained in subsection 7.1;

         (c) not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year as adopted by the Board of Directors of the Borrower, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of assumptions believed by the Borrower to be reasonable;

         (d) concurrently with the delivery of the accountants' certificates referred to in subsection 6.2(a), any comment letter submitted by such accountants to management as of that date;

         (e) concurrently with the delivery of the projections referred to in subsection 6.2(c), the consolidated financial plan and financial forecasts as customarily prepared by the management of the Borrower for internal use;

         (f) as soon as available, but in any event (i) not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of all financial statements and regular, periodical or special reports that the Borrower may make to, or file with, the SEC on an annual basis and (ii) not later than forty-five (45) days after the end of each fiscal quarter of the Borrower, a copy of all financial statements and regular, periodical or special reports that the Borrower may make to, or file with, the SEC on a quarterly basis; and

         (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.


         6.3 PAYMENT OF EXCESS PROCEEDS. Cause HomeMax to make a partial or whole prepayment or payment of the intercompany indebtedness evidenced by the HM Note equal to the aggregate amount of excess Proceeds of a Proceeds Event remaining after such Proceeds have been applied to the HM Facility pursuant to the terms and conditions of the HM Credit Agreement.


         6.4 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity in accordance with customary terms or before they become delinquent or in default, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is then being contested in good faith by appropriate proceedings and reserves in conformity with

GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.


         6.5 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or (in the reasonable judgment of the Borrower) desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.13; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.


         6.6 MAINTENANCE OF PROPERTY; INSURANCE


         (a) Keep all material property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance policies insuring all its material property against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent, such policies to be in at least such form and amounts, and having coverage against at least such risks as are customarily insured against in the same general area by companies of similar size, engaged in the same or a similar business, as may be reasonably satisfactory to the Agent with losses payable to the Borrower or the Agent, as their respective interests may appear;

         (b) Each insurance policy described in subsection 6.6(a) shall (i) contain endorsements, in form satisfactory to each Lender, (ii) name the Agent, as an insured party, (iii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Agent of written notice thereof and (iv) be reasonably satisfactory in all other respect to the Agent. In the event of any termination or notice of non-payment by any insurer with respect to any policy or any lapse in the coverage thereunder, the Borrower shall cause such insurer to give prompt written notice to each Lender of the occurrence of such termination, nonpayment or lapse.


         (c) The Borrower shall deliver to the Agent a report of a reputable insurance broker with respect to such insurance in each calendar year and such supplemental reports with respect thereto as the Agent may from time to time reasonably request.


         6.7 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; permit representatives of the Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time (upon reasonable advance notice when no Default or Event of Default has occurred and is continuing) and, with respect to the Agent, as often as may reasonably be desired, or, with respect to any Lender other than the Agent, not more than once per calendar year at the expense of such Lender (or if an Event of Default has occurred and is continuing, at any reasonable time and as often as may be desired, at the expense of the Borrower), and to discuss the Business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.


         6.8 NOTICES. Promptly give notice to the Agent (who shall give prompt notice thereof to the Lenders) of:


         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought which could have a Material Adverse Effect;

         (d) the following events, as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA);

         (e) the acquisition or creation of any Subsidiary which has Capital Stock that is directly or indirectly owned by the Borrower or any Subsidiary;


         (f) any Lien (other than any Liens permitted under this Agreement) or other event that could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interest created by this Agreement or any other Loan Document; and

each notice pursuant to this subsection 6.8 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.



         6.9 ENVIRONMENTAL LAWS


         (a) Comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that failure to do so would not have a Material Adverse Effect.


         6.10 FURTHER ASSURANCES; ADDITIONAL COLLATERAL


         (a) Upon the request of the Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) (i) for filing under the provisions of the Uniform Commercial Code or any Requirement of Law which are necessary or reasonably advisable to maintain in favor of the Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

         (b) With respect to each intercompany loan made by the Borrower to HomeMax, which uses the proceeds of the Facility, perform or cause to be performed any other acts and execute or cause to be executed any and all documents (including the amendment or other modification to the HM Note or the Note Pledge Agreement) necessary or reasonably advisable to maintain the assignment of Collateral to the Agent for the benefit of the Lenders.

         (c) Upon the request of the Agent, promptly provide such documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby as the Agent shall reasonably request.


         6.11 ADDITIONAL SUBSIDIARIES. With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary of HomeMax promptly (i) cause such new Subsidiary to become a party to the HomeMax Guarantee pursuant to documentation to be in form and substance satisfactory to the Agent and (ii) if so requested by the Agent, deliver to the Agent legal opinions relating to due authorization, execution, delivery of such Subsidiaries Guarantee by such new Subsidiary and the enforceability against it of such Subsidiaries Guarantee, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.



SECTION 7 NEGATIVE COVENANTS


         The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall not, and (except with respect to subsection 7.1) shall not permit any of the other Loan Parties to, directly or indirectly:



         7.1 FINANCIAL CONDITION COVENANTS

         (a) DEBT TO NET WORTH. Permit, for any of the "Test Dates" set forth below, the ratio of Debt of the Borrower and its Subsidiaries on such date to Consolidated Tangible Net Worth on such date to be greater than the ratio set forth opposite such "Test Date" below:

             Test Date                          Ratio
             ---------                          -----
             3/31/98                         2.50 to 1.00
             6/30/98                         2.50 to 1.00
             9/30/98                         2.50 to 1.00
     12/31/98 and thereafter                 2.75 to 1.00


         (b) FIXED CHARGE COVERAGE. Permit, for each of the fiscal years ending on December 31, 1998 and December 31, 1999, the ratio of (i) EBITDA for the twelve month period ended on such day to (ii) the Consolidated Fixed Charges of the Borrower and its Subsidiaries for such period, to be less than 1.30 to 1.00.



         7.2 LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK. Create, incur, assume or suffer to exist any Indebtedness or preferred stock (other than preferred stock which, by its terms, does not require the payment of any cash dividends thereon or redemption/reimbursement obligations or impose any cash penalties (other than accrual of dividends on unpaid dividends) for the failure to declare cash dividends thereon), except:


         (a) Indebtedness of the Borrower under this Agreement;

         (b) Indebtedness of any Loan Party to the Borrower or any other Loan Party which has executed a Guarantee;

         (c) Indebtedness outstanding on the date hereof and listed on Schedule IV and any refinancings, refundings, renewals or extensions thereof in an amount not to exceed the then current principal amount thereof;

         (d) additional Indebtedness not exceeding in aggregate principal amount at any one time outstanding: $500,000; and

         (e) Guarantee Obligations permitted pursuant to subsection 7.4; and

         (f) any other additional Indebtedness, PROVIDED that the Majority Lenders, in each Majority Lender's sole discretion, shall have given prior written consent with respect to such additional Indebtedness.


         7.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, inventory, assets or revenues, whether now owned or hereafter acquired, except for:


         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or the other Loan Parties, as the case may be, in conformity with GAAP;

         (b) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and

         (c) Liens in existence on the date hereof listed on SCHEDULE V, securing Indebtedness permitted by subsection 7.2(c), PROVIDED that no such Lien is spread to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby is not increased.


         7.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation, except Guarantee Obligations in existence on the date hereof and listed on SCHEDULE VI and any other Guarantee Obligations, PROVIDED that the Majority Lenders, in each Majority Lender's sole discretion, shall have given prior written consent with respect to such additional Guarantee Obligations.


         7.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:


         (a) any Loan Party may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Loan Parties wholly-owned by the Borrower (PROVIDED that the wholly-owned Loan Party or Loan Parties shall be the continuing or surviving corporation); and

         (b) any Loan Party wholly owned by the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Loan Party wholly-owned by the Borrower.


         7.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, to any Person other than the Borrower or any Loan Party wholly owned by the Borrower, except the sale or other disposition of obsolete or worn out property (including, without limitation, any property which is no longer used or useful in the business of the Borrower and the other Loan Parties) in the ordinary course of business.


         7.7 LIMITATION ON DIVIDENDS. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS").

         7.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, without the prior written consent of the Majority Lenders except:


         (a) extensions of trade credit in the ordinary course of business;

         (b) investments in Cash Equivalents;

         (c) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses;

         (d) investments in existence on the date hereof which are described on
SCHEDULE VII hereof;

         (e) the Borrower may make intercompany loans and advances to Loan Parties wholly owned by the Borrower which have executed a HomeMax Guarantee; and

         (f) other advances, loans and extensions of credit in an aggregate amount not to exceed $500,000.


         7.9 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Loan Party's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Loan Party, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.


         7.10 LIMITATIONS ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Loan Party of real or personal property which has been or is to be sold or transferred by the Borrower or such Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Loan Party.


         7.11 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than December 31.

         7.12 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than this Agreement, purchase money mortgages, Financing Leases and other similar fixed asset financings permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         7.13 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for (a) the businesses and businesses of a similar type in which the Borrower and its Subsidiaries are engaged on the date hereof and Borrower and its Subsidiaries are engaged on the date of the acquisition of such entities and (b) other activities relating thereto.



SECTION 8 EVENTS OF DEFAULT


         If any of the following events shall occur and be continuing:


         (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof or any other Loan Document, or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

         (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 7 or any negative covenant contained in any other Loan Document; or

         (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of thirty (30) days; or

         (e) The Borrower or any of the other Loan Parties shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, (not to exceed sixty (60) days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or
(ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the passage of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; PROVIDED, HOWEVER, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $500,000; or

         (f) An Event of Default shall have occurred and be continuing under, and as defined in, the HM Facility or the ZH Facility; or

         (g) (i) The Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) there shall be commenced against the Borrower or any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof, or (iv) the Borrower or any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or


         (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other adverse event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to the Borrower or any Loan Party in excess of $500,000; or

         (i) One or more judgments or decrees shall be entered against the Borrower or any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

         (j) (i) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert, (ii) the HM Note shall cease, for any reason to be in full force and effect or any party thereto shall so assert or (iii) the Note Pledge Agreement shall cease, for any reason, to be in full force and effect or any officer of the Borrower shall so assert; or

         (k) Any Change in Control shall occur;

then, and in any such event, (i) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) of this Section 8 with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (ii) if such event is any other Event of Default, either or both of the following actions may be taken: (A) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (B) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.



SECTION 9 THE AGENT



         9.1 APPOINTMENT. (a) Each Lender hereby irrevocably designates and appoints NationsBank, N.A. as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.


         9.2 DELEGATION ON DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through administrative agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any administrative agents or attorneys-in-fact selected by it with reasonable care.

         9.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, administrative agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.


         9.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. Without limiting the foregoing or the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent in good faith to be from a Responsible Officer or Borrower. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.


         9.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.


         9.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, administrative agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, administrative agents, attorneys-in-fact or Affiliates.


         9.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (such Commitment Percentage to be determined as if there are not Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. To the extent that any Lender would be required to indemnify the Agent pursuant to this subsection 9.7 but for the fact that it is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Lender shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Lender under this subsection 9.7 over the aggregate amount that such Lender would have been obligated to pay had such first Lender not been a Defaulting Lender. The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.


         9.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and each of its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its respective individual capacity.


         9.9 SUCCESSOR AGENT. The Agent may resign as Agent upon ten (10) days' notice to the Lenders and Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor Agent for the Lenders, which successor Agent (PROVIDED that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Agent hereunder. Effective upon such appointment and approval, the term "Agent" shall mean such successor Agent, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.



SECTION 10 MISCELLANEOUS


         10.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:


                  (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lenders' Commitments, in each case without the consent of each Non-Defaulting Lender directly affected thereby;

                  (ii) amend, modify or waive any provision of this subsection
         10.1 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Non-Defaulting Lenders;


                  (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Non-Defaulting Lenders;


                  (iv) take any action having the effect of releasing any of the material collateral or material guarantee obligations provided for in any Guarantee, the Note Pledge Agreement or the HM Note in each case without the written consent of the Non-Defaulting Lenders;

                  (v) amend, modify or waive any provision of Section 10 without the written consent of the then Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders (including Defaulting Lenders) and shall be binding upon the Borrower, the Lenders (including Defaulting Lenders), the Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders (including Defaulting Lenders) and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.



         10.2 RELEASES OF COLLATERAL SECURITY AND GUARANTEE OBLIGATIONS. Notwithstanding anything to the contrary contained herein or in any Security Document, upon request of the Borrower, the Agent shall (without any notice to or vote or consent of any Lender) take any action which has the effect of releasing any collateral security and/or guarantee obligations provided for in any Loan Document to the extent necessary to permit the consummation of any Proceeds Event or any asset dispositions permitted by subsection 7.6; PROVIDED that (unless the Majority Lenders shall otherwise consent) the Proceeds of any Proceeds Event are applied in the manner contemplated by subsection 3.6 (if so required).


         10.3 NOTICES. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in SCHEDULE I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:

                  Zaring National Corporation
                  11300 Cornell Park Drive
                  Cincinnati, Ohio  45242
                  Attention:  Ronald G. Gratz,
                  Vice President and Chief Financial Officer
                  Telecopy: (513) 247-2667
                  Phone: (513) 489-8849

WITH A COPY TO:


                  Frost & Jacobs, LLP.
                  2500 PNC Center
                  201 East Fifth Street
                  Cincinnati, Ohio 45202
                  Telecopy: (513) 651-6981
                   Phone: (513) 651-6880



The Agent:


                  NationsBank, N.A.
                  6610 Rockledge Drive
                  6th Floor
                  Bethesda, Maryland  20817
                  Attention: Karen H. Morgan, Vice President
                  Telecopy: (301) 571-9049
                  Phone: (301) 571-9093


WITH A COPY TO:
                  Shaw Pittman Potts & Trowbridge
                  2300 N Street, N.W.
                  Washington, D.C.  20037
                  Attention: M. David Krohn, Esq.
                  Telecopy: (212) 603-6801
                  Phone: (212) 603-6824


PROVIDED that any notice, request or demand to or upon the Agent pursuant to subsection 2.2, 3.4, 3.5 or 3.9 shall not be effective until received.



         10.4 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


         10.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.


         10.6 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities to the extent arising from the gross negligence or willful misconduct of the Agent or such Lender. The agreements in this subsection 10.6 shall survive repayment of the Loans and all other amounts payable hereunder.


         10.7 TERMINATION. This Agreement shall terminate upon the termination of all Commitments and the irrevocable repayment in full of the aggregate outstanding principal amount of the Loans, accrued interest thereon, and all fees and expenses and other amounts due and payable at such time under any of the Loan documents; PROVIDED that all indemnities set forth herein including, without limitation, in subsections 3.15, 3.16, 3.17, 3.18, 9.7 and 10.6 shall survive such termination.

         10.8 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS


         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents PROVIDED, that, in the case of any such sale to an additional bank or financial institution, (x) the aggregate principal amount of the Loan (or prior to the Closing Date, Commitment) being sold is not less than $5,000,000 (or such lesser amount as may be agreed to by the Agent) and (y) the aggregate principal amount of the Loan (or prior to the Closing Date, the Commitment) remaining with the selling Lender is not less than $5,000,000 (or such lesser amount as may be agreed to by the Agent). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 10.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 3.16, 3.17 and 3.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 3.17, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the Lenders would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant had no such transfer occurred.


         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of EXHIBIT G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording, PROVIDED that, in the case of any such assignment to an additional bank or financial institution, (x) the aggregate principal amount of the Commitment being assigned is not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agent) and
(y) if such assignment is of less than all of the rights and obligations of the assigning Lender, the aggregate principal amount of the Commitment remaining with the assigning Lender is not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agent). Upon such execution, delivery, acceptance and recording (and the payment of the registration and processing fee described in clause (e) below), from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the Lenders' rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) of this subsection, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in subsection 8(g) shall have occurred and be continuing.

         (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in subsection 10.3 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall, to the extent permitted by applicable law be prima facie evidence of the existence and amounts therein recorded. The Borrower, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent), together with payment to the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the

Borrower; PROVIDED that no such fee shall be payable with respect to any assignment from an assigning Lender to an affiliate thereof.


         (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lenders' possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lenders' credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 10.8 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.


10.9 ADJUSTMENTS; SET-OFF.


         (a) If any Lender (a "BENEFITED LENDER") at any time shall receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lenders' Loans or interest thereon, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lenders' Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, and if after taking into account such sharing the benefited Lender continues to have access to addition funds of or collateral granted by the Borrower for application on account of its debt, then the benefited Lender shall use such funds or collateral to reduce debt of the Borrower held by it and share such payments and the benefits of such collateral with the other Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lenders' Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or (to the extent permitted by applicable law) banking affiliate thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent or any Lender after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of the set-off and application.


         10.10 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.


         10.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


         10.12 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.


         10.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF OHIO.


         10.14 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Ohio, the courts of the United States of America for the Sixth Circuit, and appellate courts from any thereof,

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.3 or at such other address of which the Lenders shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, except in the case of extreme bad faith (and otherwise to the maximum extent not prohibited by law), any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 10.14 any special, exemplary, punitive or consequential damages.


         10.15 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:


         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Borrower and the Lenders.


         10.16 WAIVERS OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                  ZARING NATIONAL CORPORATION,
                                  as Borrower



                                  By: /s/ Allen G. Zaring, III
                                     ----------------------------
                                       Allen G. Zaring
                                       President

                                                     NATIONSBANK, N.A.,
                                                     as Agent and Lender



                                                     By: /s/ Karen H. Morgan
                                                       ------------------------
                                                          Karen H. Morgan
                                                          Vice President



                                                     STAR BANK, N.A.
                                                     as Lender



                                                     By: /s/ William J. Hronek
                                                       ------------------------
                                                          William J. Hronek
                                                          Vice President

                                                                      SCHEDULE I

                         LENDERS; ADDRESSES FOR NOTICES





1.       NATIONSBANK, N.A.
         6610 Rockledge Drive
         6th Floor
         Bethesda, MD  20817
         Attention: Karen H. Morgan, Vice President
         Telecopy: 301-571-9093
         Phone: 301-571-9049



         2.       STAR BANK, N.A.
                  425 Walnut Street
                  ML 8160, 8th Floor
                  Cincinnati, OH 45201
                  Attention:  William J. Hronek, Vice President
                  Telecopy:  513-632-2068
                  Phone:  513-632-4917

                                                                     SCHEDULE II


                     COMMITMENTS AND COMMITMENT PERCENTAGES



                                    COMMITMENT
                                                        COMMITMENT
       LENDER                                           PERCENTAGE

NATIONSBANK, N.A.                   $7,500,000              50%
STAR BANK, N.A.                     $7,500,000              50%

                                                                    SCHEDULE III


                           ZARING NATIONAL CORPORATION
                                  SUBSIDIARIES:


  NAME                                    STATUS      JURISDICTION OF INCORPORATION  OWNERSHIP PERCENTAGE
-------------------------------------------------------------------------------------------------------------
Zaring Homes, Inc.                       Guarantor                Ohio                     100%

Zaring Holdings, Inc.                       N/A                   Ohio                     100%

Hearthside Homes, LLC                       N/A                  Indiana                   99%*

Legacy Mortgage Corporation                 N/A                  Indiana                   100%

Centron Financial Services Corp.            N/A              North Carolina                100%

HomeMax, Inc.                            Guarantor              Delaware                   95%**



* Remaining 1% ownership by Zaring Holdings, Inc.


** Remaining 5% ownership by the Founders

                                                                     SCHEDULE IV


                           ZARING NATIONAL CORPORATION
                                  INDEBTEDNESS


                             LONG TERM INDEBTEDNESS
                             As Of February 23, 1998


ENTITY                              ISSUE TYPE                BANK                                ISSUE          MATURITY
                                                                                                  DATE           DATE
-----------------------------------------------------------------------------------------------------------------------------
Zaring National Corporation         None
                                                               PNC Bank, National Association
Zaring Homes, Inc.                  Revolving Credit Notes    (Agent)                             02/19/1998      07/01/2000

                                    Term Note                  PNC Bank, National Association     02/19/1998      04/01/2001
                                                              (Agent)

HomeMax, Inc.                       Promissory Note            NationsBank, N.A. (Agent)          02/19/1998      02/28/2001

                                    Promissory Note            NationsBank, N.A. (Agent)          02/23/1998      02/23/2003



HomeMax Indiana, LLC                Promissory Note            Nations Bank N.A. (Agent)          02/19/1998      02/28/2001

HomeMax Kentucky, LLC               Promissory Note            NationsBank N.A. (Agent)           02/19/1998      02/28/2001

HomeMax Ohio, Inc.                  Promissory Note            NationsBank N.A. (Agent)           02/19/1998      02/28/2001

HomeMax N. Carolina, Inc.           Promissory Note            NationsBank N.A. (Agent)           02/19/1998      02/28/2001

HomeMax S. Carolina, Inc.           Promissory Note            NationsBank N.A. (Agent)           02/19/1998      02/28/2001

HomeMax Tennessee, Inc.             Promissory Note            NationsBank N.A. (Agent)           02/19/1998      02/28/2001




ENTITY                                RATE                          AMOUNT

-------------------------------------------------------------------------------
Zaring National Corporation

Zaring Homes, Inc.                    Euro-Rate or Base Rate    $72,500,000

                                      Euro-Rate or Base Rate    $15,000,000


HomeMax, Inc.                         Eurodollar Rate or ABR    $33,920,000

                                      Greater of Prime Rate or  $12,000,000
                                      the Federal Funds
                                      Effective Rate

HomeMax Indiana, LLC                  Eurodollar Rate or ABR    $33,920,000

HomeMax Kentucky, LLC                 Eurodollar Rate or ABR    $33,920,000

HomeMax Ohio, Inc.                    Eurodollar Rate or ABR    $33,920,000

HomeMax N. Carolina, Inc.             Eurodollar Rate or ABR    $33,920,000

HomeMax S. Carolina, Inc.             Eurodollar Rate or ABR    $33,920,000

HomeMax Tennessee, Inc.               Eurodollar Rate or ABR    $33,920,000


                                                                      SCHEDULE V


                                      LIENS





ZARING NATIONAL CORPORATION:


N/A


ZARING HOMES, INC.:


N/A


HOMEMAX, INC.:


UCC-1 filings for furniture and computer equipment leased from CLG, Inc. and Colonial Pacific Leasing Corporation*


THE LIENS DESCRIBED BELOW APPLY TO THE FOLLOWING ENTITIES:


HomeMax, Inc.
HomeMax Indiana, LLC
HomeMax Kentucky, LLC
HomeMax North Carolina, Inc.
HomeMax South Carolina, Inc.
HomeMax Ohio, Inc.
HomeMax Tennessee, Inc.
HM Properties, Inc.
HM Services, Inc.


UCC-1 filings for all inventory together with any and all accounts, chattel paper, documents, equipment, general intangibles and all proceeds and products of any and all of the foregoing.


Such liens are the result of security agreements delivered to NationsBank, N.A., as agent for itself and the other lenders (collectively "Lenders") under the Floor Plan Agreement between HomeMax, Inc., HomeMax Indiana, LLC, HomeMax Kentucky, LLC, HomeMax North Carolina, Inc., HomeMax South Carolina, Inc., HomeMax Ohio, Inc and HomeMax Tennessee, Inc. (collectively, "Borrowers") and Lenders dated February 19, 1998.





* See attachment 1 to Schedule V

                                                      Attachment 1 to Schedule V



---------------------------------------------- ---------------------------------- -----------------------------

LESSOR                                NATURE OF LEASE                ITEMS LEASED                UCC FILING
---------------------------------------------------------------------------------------------------------------
CLG, Inc.                   3001      Equipment Lease                Misc. computer equipment        Yes
Spring Forest Road                    Agreement dated 8/22/97        Modular Office Furniture
Raleigh, N.C. 27616                   and Supplements
---------------------------------------------------------------------------------------------------------------
Colonial Pacific Leasing Company       Master Equipment Lease        Modular Office Furniture         Yes
P.O. Box 120102                        dated  9/22/97
Portland, Oregon 97281                 and Addendums
---------------------------------------------------------------------------------------------------------------



                                                                     SCHEDULE VI


                                   GUARANTEES


ZARING NATIONAL ASSOCIATION HAS DELIVERED THE FOLLOWING GUARANTEES:


1) Guarantee of $87,500,000 loan dated February 19, 1998 to PNC Bank, National Association as agent for itself and the other lenders (collectively, "Lenders"), under the Amended and Restated Credit Agreement between Zaring Homes, Inc., Zaring Holdings, Inc. and Hearthside Homes, LLC (collectively, "Borrowers") and Lenders dated February 19, 1998.


2) Guarantee of $12,000,000 loan dated February 23, 1998 to NationsBank, N.A., as agent for itself and the other lenders (collectively, "Lenders"), under the Credit Agreement between HomeMax, Inc. and Lenders dated February 23, 1998.


ZARING HOMES, INC. HAS DELIVERED THE FOLLOWING GUARANTEE:


1) Guarantee of $87,500,000 loan dated February 19, 1998 to PNC Bank, National Association, as agent for itself and the other lenders (collectively, "Lenders"), under the ammended and Restated Credit Agreement between Zaring Homes, Inc., Zaring holdings, Inc. and Hearthside Homes, LLC (collectively "Borrowers") and Lenders dated February 19, 1998.


EACH OF THE FOLLOWING ENTITIES HAS DELIVERED THE GUARANTEES DESCRIBED BELOW:


HomeMax, Inc.
HomeMax Indiana, LLC
HomeMax Kentucky, LLC
HomeMax North Carolina, Inc.
HomeMax South Carolina, Inc.
HomeMax Ohio, Inc.
HomeMax Tennessee, Inc.
HM Properties, Inc.
HM Services, Inc.


1) Guarantee of $33,920,000 loan dated February 19, 1998 delivered to NationsBank, N.A., as agent for itself and the other lenders (collectively, "Lenders"), under the Floor Plan Agreement between HomeMax, Inc., HomeMax Indiana, LLC, HomeMax Kentucky, LLC, HomeMax Ohio, Inc., HomeMax North Carolina, Inc., HomeMax South Carolina, Inc. and HomeMax Tennessee, Inc. (collectively, "Borrowers") and Lenders dated February 19, 1998.


2) Guarantee of $12,000,000 loan dated February 23, 1998 delivered to NationsBank, as agent for itself and the other lenders (collectively, "Lenders"), under the Credit Agreement between HomeMax, Inc. and Lenders dated February 23, 1998.

                                                                    SCHEDULE VII




                           ZARING NATIONAL CORPORATION
                              EXISTING INVESTMENTS
                              --------------------



Entity                                                              Investment
------                                                              ----------

 Zaring National Corporation                                        Subsidiaries

 Zaring Homes, Inc.                                                 Subsidiaries

 HomeMax, Inc.                                                      Subsidiaries

 HomeMax Indiana, Inc.                                                  N/A

 HomeMax Kentucky, LLC                                                  N/A

 HomeMax Ohio, Inc.                                                     N/A

 HomeMax North Carolina, Inc.                                           N/A

 HomeMax South Carolina, Inc.                                           N/A

 HomeMax Tennessee, Inc.                                                N/A

 HM Properties, Inc.                                                    N/A

 HM Services, Inc.                                                      N/A
